EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. Nos. 333-162319, 333-158089, 333-158091, 333-158095, 333-150431, 333-153744, 333-147992, 333-131876, 333-121004, 333-122433, 333-109511, 333-122693 and 333-141877) and in the Registration Statement on Form S-8 (Nos. 333-113889 and 333-162558) of our reports dated March 25, 2009 (February 23, 2010 as the retrospective presentation of discontinued operations as disclosed in Note 5(a)) relating to the financial statements of Apollo Gold Corporation (the “Company”) (which express an unqualified opinion on the financial statements and include a separate report titled Comments by Auditors on Canada-United States of America Reporting Differences referring to substantial doubt on the Company’s ability to continue as a going concern and changes in accounting principles) appearing in this Current Report on Form 8-K of Apollo Gold Corporation.

/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountant
Vancouver, British Columbia, Canada
February 23, 2010